Exhibit 10.22

PROMISSORY NOTE

$3,000,000.00	St. Louis, Missouri
September 4, 2007

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay to the order of Southwest Bank of St. Louis, a Missouri banking corporation (“Lender”), at its office at 12452 Olive Street Road, Creve Coeur, Missouri 63141, or at such other place or places as Lender may from time to time designate, the principal sum of Three Million and no/100 Dollars ($3,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal balance of this Note, with interest (calculated on the basis of a year of 360 days and actual days elapsed) from the date hereof on the unpaid principal balance from time to time outstanding, at a rate per annum which is equal to the from time to time duly authorized prime rate of Lender (the “Prime Rate”) plus one percent (1%) (the “Interest Rate”).

Principal and interest shall be due and payable as follows: all outstanding principal and all accrued and unpaid interest and other amounts payable hereunder or under the Credit Agreement shall be due and payable in full on October 31, 2007 (the “Maturity Date”), if not sooner paid. Lender shall apply payments received on any amounts due hereunder or under the terms of any instrument now or hereafter evidencing the indebtedness arising hereunder or securing this Note first to interest and then to principal.

In the event of a default under this Note, all amounts owed to Lender shall, at Lender’s option and upon notice to Maker, bear interest as follows: the Interest Rate, plus 5% per annum (the “Default Rate”).

This Note may be prepaid in part or in full on or before the Maturity Date, without premium or penalty.

If a payment due hereunder is received at least ten days late, Maker will be charged a late payment charge of five percent (5%) of the amount of the late payment to the extent permitted by law.

Upon any default hereunder or under any other instrument now or hereafter securing this Note, the principal remaining unpaid with accrued interest and all other amounts payable hereunder shall at once become due and payable. The failure to exercise, in case of any default, any right or remedy given in this paragraph shall not preclude the Lender from exercising any right or remedy given in this paragraph in case of any subsequent defaults.

This Note is secured by that certain Security Agreement, dated as of the date hereof. Reference is hereby made to such Security Agreement for additional provisions regarding the indebtedness evidenced hereby. All terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.

Any notice or other communication to be provided to Maker or Lender under this Note shall be in writing and sent to the parties at the addresses, if any, set forth in the Security Agreement.

This Note is being executed for commercial purposes. Any modification or waiver of any of Maker’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. Any delay or failure of Lender in the exercise of its rights hereunder will not cause a waiver of those rights. A waiver on one occasion will not constitute a waiver on any other occasion.

Maker and all others who are or shall become parties primarily or secondarily liable on this Note, whether as endorsers guarantors or otherwise, hereby agree that this Note may be renewed one or more times, the time for payment of this Note or any renewal note extended, the interest rate or other terms of the indebtedness evidenced hereby changed, any party released, or any action taken or omitted with respect to any collateral security, including surrender of such security or failure to perfect any lien thereon, without notice and without releasing any of them, except as otherwise expressly agreed in writing, and the obligations of each such party shall survive whether or not the instrument evidencing such obligation shall have been surrendered or cancelled. All such parties waive presentment, demand for payment, protest and notice of nonpayment and dishonor.

Maker hereby waives any right to trial by jury in any civil action arising out of, or based upon, this Note or the collateral securing this Note. Maker consents to the jurisdiction and venue of any court located in the State of Missouri in the event of any legal proceeding under this Note. The undersigned agree that the consent to jurisdiction and venue herein shall not prohibit or limit Lender from bringing any action or proceeding hereunder in any jurisdiction or venue that is otherwise proper.

The Maker agrees to pay all costs of collection when incurred, (whether or not litigation is commenced) including reasonable attorneys’ fees and expenses. If Lender obtains a judgment for any amount due under this Note, interest will accrue on the judgment at the Default Rate.

This Note, the Security Agreement, and all other documents evidencing security for this Note, represent the complete and integrated understanding between Maker and Lender pertaining to the terms and conditions of those documents.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (MAKER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

MAKER ACKNOWLEDGES THAT MAKER HAS READ, UNDERSTANDS AND AGREES TO THE TERMS AND CONDITIONS OF THIS NOTE. MAKER ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS NOTE.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Printed Name:	Mark A. Sirgo
Title:	President and CEO

3